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October 18, 2006
Catalyst Pharmaceutical Partners, Inc.
220 Miracle Mile
Suite 234
Coral Gables, FL 33134
     Re: Registration Statement on Form S-1 (Registration No. 333-136039)
Ladies and Gentlemen:
     We have acted as counsel to Catalyst Pharmaceutical Partners, Inc., a Delaware corporation (the “Company”) in connection with the registration under the Securities Act of 1933, as amended (the “Act”) of a public offering (the “Offering”) of up to 3,450,000 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share, to be offered by the Company.
     In our capacity as counsel, you have requested that we render the opinion set forth in this letter and we are furnishing this opinion letter pursuant to Item 601(b)(5) of Regulation S-K promulgated by the Securities and Exchange Commission (the “Commission”).
     We have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Company’s Registration Statement on Form S-1, Registration No. 333-136039 originally filed with the Commission under the Act on July 25, 2006, as amended by Amendment No. 1, dated September 1, 2006, Amendment No. 2 dated September 26, 2006, Amendment No. 3, dated October 4, 2006, and Amendment No. 4, dated as of this date (collectively, the “Registration Statement”); (ii) the form of underwriting agreement, filed as Exhibit 1.1 to the Registration Statement (the “Underwriting Agreement”) to be entered into by and among the Company and First Albany Capital and Stifel Nicolaus, on their own behalf and on behalf of each of the other underwriters named in Schedule 1 thereto, (iii) the Company’s Certificate of Incorporation, as amended; (iv) the Company’s By-laws; (v) certain resolutions of

Catalyst Pharmaceutical Partners, Inc.
October 18, 2006

_____________________________
the Board of Directors and the stockholders of the Company relating to the Offering, and (vi) such other documents as we have deemed necessary or appropriate for purposes of rendering the opinion set forth herein.
     In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to any facts material to the opinion expressed herein that were not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others. In addition, we have assumed the conformity of the certificates representing the Shares to the form of the specimen thereof examined by us and the due execution and delivery of such certificates.
     The law covered by this opinion letter is limited to Delaware General Corporation Law, including the statutory provisions, all applicable portions of the Delaware Constitution and reported judicial decisions interpreting these laws.
     Based upon and subject to the foregoing, we are of the opinion that when (i) the Board of Directors of the Company or the pricing committee duly appointed by the Board of Directors authorizes the price per Share, (ii) the duly appointed officers of the Company and the underwriters execute and deliver the Underwriting Agreement and (iii) the Shares are issued and delivered against payment therefor in accordance with the terms of the Underwriting Agreement, the Shares will be duly authorized, validly issued, fully paid and non-assessable.
     We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference of this firm under the caption “Legal Matters” in the prospectus filed as a part of the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.
     As counsel to the Company, we have furnished this opinion letter to you in connection with the filing of the Registration Statement. Except as otherwise set forth herein, this opinion letter may not be used, circulated, quoted or otherwise referred to for any purpose or relied upon by any other person without the express written consent of this firm.
Sincerely,
/s/ Akerman Senterfitt
AKERMAN SENTERFITT